SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): November 14, 2003

                                GOAMERICA, INC.

               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-29359                 22-3693371
----------------------------     ----------------------     --------------------
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
      of Incorporation)                                      Identification No.)


     433 HACKENSACK AVENUE, HACKENSACK NJ                 07601
     ------------------------------------                 -----
   (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (201) 996-1717

ITEM 5. OTHER EVENTS

GoAmerica, Inc. (the "Company") and/or its wholly owned subsidiary, GoAmerica Communications Corporation ("GoAmerica Subsidiary"), entered into two agreements, each dated as of November 14, 2003, with Stellar Continental LLC ("Stellar"), the lessor of the Company's corporate headquarters at 433 Hackensack Avenue and its office at 401 Hackensack Avenue, both located in Hackensack, New Jersey (collectively, the "Hackensack Offices"). The agreements consist of a Surrender Agreement and a new Lease Agreement as well as a Warrant Certificate (collectively, the "Long Term Lease Settlement").

The Long Term Lease Settlement enabled the Company and its GoAmerica Subsidiary to cure all prior defaults under the previous lease (the "Original Lease", as described below) and terminated all parties' rights and obligations under the Original Lease, in exchange for (i) Stellar's right to retain $555,755 previously drawn on the GoAmerica Subsidiary's letter of credit that secured the Original Lease, (ii) the Company issuing a Warrant to Stellar that allows Stellar to acquire up to 1 million shares of the Company's Common Stock at an exercise price of 46 cents per share at any time prior to the close of business on November 13, 2008, and (iii) the execution of a new lease (the "New Lease") between the GoAmerica Subsidiary and Stellar for approximately 4,130 square feet of office space at 433 Hackensack Avenue, Hackensack, New Jersey, on a month-to-month basis, at Stellar's option for up to 24 months.

The Long Term Lease Settlement relieved the Company's of approximately $8.1 million of future minimum payments on operating lease obligations. The New Lease provides the Company with significantly reduced monthly rent expenses for its corporate headquarters while it continues to work on improving its financial condition. The Long Term Lease Settlement also requires the Company to rent from Stellar any new office space in New Jersey that the Company requires during the term of the New Lease, on terms no less favorable than the New Lease.

The Company and its GoAmerica Subsidiary were parties to a lease with Stellar, dated August 7, 1996, and the five amendments thereto (as amended, the "Original Lease"), pursuant to which they rented approximately 43,000 square feet at the Hackensack Offices (of which approximately 10,000 square feet had been sublet earlier in 2003 at a rate below the Company's rental rate).

The Company continues to negotiate with its other large creditors to reduce certain of its current and future liabilities, but there can be no assurance that settlements on terms favorable to the Company will be reached

The documents comprising the Long Term Lease Settlement are filed as exhibits to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

4.1 Warrant Certificate, dated as of November 14, 2003, issued to Stellar Continental LLC.

10.1 Surrender Agreement, dated as of November 14, 2003, by and between Stellar Continental LLC, GoAmerica, Inc., and GoAmerica Communications Corp.

10.2 Lease Agreement, dated as of November 14, 2003, by and between Stellar Continental LLC, Lessor, and GoAmerica Communications Corp., Lessee.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GOAMERICA, INC.



                                 By: /s/ Daniel R. Luis
                                    ----------------------------
                                         Daniel R. Luis
                                         Chief Executive Officer


Dated: November 24, 2003


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

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

4.1 Warrant Certificate, dated as of November 14, 2003, issued to Stellar Continental LLC.

10.1              Surrender  Agreement,  dated as of November 14,  2003,  by and
                  between  Stellar   Continental  LLC,   GoAmerica,   Inc.,  and
                  GoAmerica Communications Corp.

10.2 Lease Agreement, dated as of November 14, 2003, by and between Stellar Continental LLC, Lessor, and GoAmerica Communications Corp., Lessee.


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